UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission

File Number)

1000 Chesterbrook Boulevard, Suite 300
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Beginning on August 14, 2017, Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc., both wholly-owned indirect subsidiaries of Trinseo S.A. (collectively, the “Note Issuers”), intend to make available to potential investors certain information regarding the business of Trinseo S.A. in connection with a proposed debt refinancing transaction. Certain portions of that information are furnished hereto as Exhibit 99.1 and are incorporated herein by reference.

The completion of the proposed refinancing transaction is subject to market and other conditions and there can be no assurance to the terms of the proposed refinancing will occur.

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. These forward-looking statements involve a number of risks, uncertainties, and other factors including the failure to consummate the notes offering or the new senior secured credit facility and potential changes in market conditions that could cause actual results to differ materially from those expressed or implied by such statement. We caution investors not to place undue reliance on these forward-looking statements. You are encouraged to read our filings with the SEC, available at www.sec.gov , for a discussion of these and other risks and uncertainties that we face.

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On August 14, 2017 we issued a press release announcing that the Note Issuers intend to raise $450 million equivalent gross proceeds through an offering of senior notes due 2025.  The net proceeds from the notes offering, together with approximately $750 million of term loan borrowings expected to be available under the Issuers’ proposed new senior secured credit facility and available cash, will be used to repay all outstanding indebtedness under the Issuers’ 6.375% Senior Notes (EUR) (“Euro Notes”) and 6.750% Senior Notes (USD) (“Senior Notes”), each due 2022, to refinance the Issuers’ existing senior secured credit facility and to pay related fees, expenses and premiums related to the refinancing.

In connection with the proposed debt refinancing transaction referred to above, the Note Issuers have delivered to the trustee under the indenture governing their outstanding Dollar Notes and Euro Notes, conditional redemption notices providing for the redemption of all the outstanding senior notes. The redemption of the senior notes is conditioned upon the successful completion of the contemplated senior notes offering and the receipt of at least $750 million in borrowings under a new senior secured credit facility. In accordance with Section 5.7(a) of the indenture, the redemption notices provide for the redemption of $300 million of the outstanding principal amount on the Dollar Notes at a redemption price approximately equal to 106.6% of the outstanding principal amount and for the redemption of €375 million of the outstanding principal amount on the Euro Notes at a redemption price approximately equal to 107.5% of the outstanding principal amount, (representing the Applicable Premium (as defined in the indenture) assuming a redemption date of September 7, 2017) plus accrued and unpaid interest to the redemption date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Certain information presented to potential investors, August 14, 2017

99.2	Press Release, dated August 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ Angelo N. Chaclas
Name: Angelo N. Chaclas Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: August 14, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Certain information presented to potential investors, August 14, 2017

99.2	Press Release, dated August 14, 2017